Exhibit 99.2

News Release 2901 Butterfield Road Oak Brook, Ill. 60523 www.inlandgroup.com

FOR IMMEDIATE RELEASE

Date: May 6, 2005

Contact:          Rick Fox, Inland Communications, Inc.
                       (630) 218-8000 Ext. 4896 or rfox@inlandgroup.com

INLAND WESTERN BUYS FOUR SOUTHERN PROPERTIES

Oak Brook, Ill. - Inland Western Retail Real Estate Trust, Inc. recently purchased four shopping centers in the southern states of Alabama, North Carolina and South Carolina for a total of $36.5 million.

Two of the properties are located in South Carolina. The first is Irmo Station, a 99,619-square-foot neighborhood shopping center in Columbia, S.C. The center, which Inland Western bought for $12.8 million, is located at 7467 St. Andrews Road in Columbia.

"Inland Western now owns several properties in South Carolina," said Joe Cosenza, president of Inland Real Estate Acquisitions, Inc., who handled the negotiations in the transaction. "We like Irmo Station because it's anchored by Kroger, one of the nation's largest grocers."

In addition to the 56,942-square-foot Kroger grocery store, other tenants include Pizza Hut and Firehouse Subs.

The seller, Eastern Retail Holdings Limited Partnership, was represented by Beth Vopper and Ben Suit, with legal representation from John Randolph, Jr. Inland Western was represented by Cosenza, with legal counsel from Dennis Holland.

The second South Carolina property is Five Forks shopping center in Simpsonville, S.C., a growing suburb of Greenville, which is the largest city in what the US Census Bureau designates as the state's largest Metropolitan Statistical Area. The 64,173-square-foot neighborhood retail center was acquired for $8.1 million. Five Forks is located at Woodruff Road and Batesville Road in Simpsonville.

A 46,673-square-foot Bi-Lo supermarket anchors the Five Forks center, which also includes several other regional and national tenants. Bi-Lo, the largest of six grocery chains owned by Ahold USA, operates nearly 300 supermarkets in the southern states.

The seller, Sun Life Assurance Company of Canada, was represented in negotiations by Bill Barres, with legal counsel provided by Joanne Schreiner of Dinsmore & Shohl, LLP. Cosenza represented Inland Western and was provided legal representation by Robin Rash.

In the Charlotte, N.C. area, Inland Western bought a newly constructed triple-net, freestanding 60,000-square-foot Hobby Lobby store. The arts and crafts/home decoration store is located in the suburb of Concord, N.C., 24 miles northeast of Charlotte at I-85 and Dale Earnhart.

"We really like the location," Cosenza said. "This Hobby Lobby is in the Northlite Shopping Center, just a stone's throw from a Super Wal-Mart, Kohl's, Sam's Club, Steak 'n' Shake and Holiday Inn Express."

The seller, Tyrone 66th, LLC, was represented in negotiations by Myles Wilkinson, with legal counsel from Brent Torstrick of Robinson Bradshaw & Hinson. Cosenza represented Inland Western with counsel from Holland.

Inland Western also bought Phenix Crossing shopping center In Phenix City, Ala. The 56,563-square-foot retail center, was acquired for $10.07 million, is located about 80 miles from Montgomery and just across the state line from Columbus, Ga. The address is 5408 Summerville Highway in Phenix.

The property is anchored by a 38,997-square-foot Publix grocery store. Other major tenants include Blimpie and Movie Gallery.

The seller, Regency Realty Group, Inc., was represented in negotiations by Barry Argalas with legal counsel from John Ibach. Inland Western was represented by Jason Lazarus with counsel from attorney Charles Benvenuto.

Inland Western, which is less than two years old, now owns and manages more than 25 million square feet of commercial real estate.

Inland Western is sponsored by an affiliate of The Inland Real Estate Group of Companies, Inc. (www.inlandgroup.com), which comprises independent real estate investment and financial companies doing business nationwide. With more than 30 years of experience specializing in acquisition, auctions, commercial real estate brokerage, investment, property management, land development and mortgage lending, Inland is one of the nation's largest commercial real estate companies. Inland's national headquarters is in Oak Brook, Ill.

This press release may contain forward-looking statements. Forward-looking statements are statements that are not historical, including statements regarding management's intentions, beliefs, expectations, representations, plans or predictions of the future, and are typically identified by such words as "believe," "expect," "anticipate," "intend," "estimate," "may," "will," "should" and "could." The Company intends that such forward-looking statements be subject to the safe harbors created by Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and the Federal Private Securities Litigation Reform Act of 1995, and we include this statement for the purpose of complying with such safe harbor provisions. There are numerous risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements and include, but are not limited to, the effects of future events on financial performance, changes in general economic conditions, adverse changes in real estate markets and the level and volatility of interest rates. For a more complete discussion of these risks and uncertainties, please see the Company's Annual Report on Form 10-K for the year ended December 31, 2004. Inland Western Retail Real Estate Trust, Inc. disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

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